UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2026

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2026, Treasure Global Inc. (the “Company”) entered into a Software Enhancement Agreement (the “Keen Success Agreement”) with Keen Success Technology Ltd (Company No.: 67504376), a company incorporated in Hong Kong (the “New Service Provider”). Pursuant to the Keen Success Agreement, the Company engaged the New Service Provider to provide software development, enhancement, and related services for the Company’s Tazte application (“Tazte Apps”), a food application platform operating in Malaysia.

The total contract price under the Keen Success Agreement is United States Dollars Two Million (USD2,000,000.00), payable at TGL’s sole discretion by way of (a) cash, (b) the issuance and allotment of ordinary shares in TGL, or (c) a combination of cash and the issuance and allotment of ordinary shares in TGL, in each case strictly according to the milestones set forth in Appendix C of the Keen Success Agreement. The Keen Success Agreement contains customary representations, warranties, and agreements by TGL and the New Service Provider, with other obligations of the parties and termination provisions.

The above summary of the Keen Success Agreement is qualified in its entirety by reference to the full text of the Keen Success Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On August 17, 2026, TADAA Technologies Sdn. Bhd. (“TADAA”), a subsidiary of the Company, and Apexcode Innovations Sdn. Bhd. (“Apexcode”), entered into a Mutual Termination Agreement (the “Termination Agreement”) to terminate the Software Enhancement Agreement dated March 11, 2026 (the “Prior Agreement”), which was previously reported on a Current Report on Form 8-K filed on March 12, 2026.

The Prior Agreement had a total contract price of Ringgit Malaysia Eleven Million Seven Hundred Thousand (RM11,700,000.00). Pursuant to the Termination Agreement, the parties mutually agreed to terminate the Prior Agreement. Apexcode had completed and delivered the Phase 1 Deliverables, which were accepted by TADAA. TADAA irrevocably waived its right to claim a refund of the first milestone payment of RM3,900,000.00 (previously paid as a refundable deposit) in recognition of Apexcode’s completion of the Phase 1 Deliverables.

All intellectual property rights in the Phase 1 Deliverables remain vested in TADAA. The parties exchanged mutual releases of claims arising out of or related to the Prior Agreement, subject to the rights and obligations created by the Termination Agreement.

The above summary of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Software Enhancement Agreement, dated August 17, 2026, between Treasure Global Inc and Keen Success Technology Ltd
10.2	Mutual Termination Agreement, dated August 17, 2026, between TADAA Technologies Sdn. Bhd. and Apexcode Innovations Sdn. Bhd.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2026	TREASURE GLOBAL INC.

	By:	/s/ Chong Chan “Sam” Teo
	Name:	Chong Chan “Sam” Teo
	Title:	Acting Chief Executive Officer

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